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                                                                     EXHIBIT 4.3

                                                               February __, 1999

BT Alex. Brown Incorporated
Lehman Brothers
PaineWebber Incorporated
C/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202


Ladies and Gentlemen:

     The undersigned understands that BT Alex. Brown Incorporated ("BT Alex. Brown"), Lehman Brothers, and PaineWebber Incorporated as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with autobytel.com inc. (the "Company") and the Selling Stockholders named therein providing for the public offering by the Underwriters, including the Representatives, of common stock (the "Common Stock") of the Company ("the "Public Offering").

     In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned covenants and agrees, except as otherwise provided in the Underwriting Agreement, with the several Underwriters that the undersigned will not make any offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the undersigned (collectively the "Shares") or request the registration for the offer or sale of any of the Shares (or as to which the entity has the right to direct the disposition of) for a period of 180 days after the effective date of the Public offering (the "Lock-Up Period"), directly or indirectly, by the undersigned otherwise than (i) with prior written consent of BT Alex. Brown or (ii) in a disposition of shares of Common Stock by transfer to any affiliate of the undersigned, including any trust, or to any other transferee in a private transaction not requiring registration under the Securities Act of 1933, as amended, or by any bona fide pledge of such shares of Common Stock, provided that such affiliate, trustee or other transferee and/or lender or creditor acknowledges in writing that it is bound by the provisions of this Lock-up Letter.

     Without limiting the restrictions herein, any disposition by the undersigned shall remain at all times subject to applicable securities laws.

     The undersigned agrees that the Company may (i) respect to any Shares for which the undersigned is the record holder, instruct the transfer agent for the Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company and (ii) with respect to any Shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such Shares to instruct the transfer agent for the
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Company to note stop transfer instructions with respect to such Shares on the transfer books and records of the Company.

     The undersigned understands that the Company, the Underwriters and the Representatives will proceed with the Public Offering in reliance on this Lock-up Letter.

     If for any reason the Underwriting Agreement is not entered into on or before June 30, 1999 or if entered into by such date and is thereafter terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated without further action on the part of any party.

                                        Very truly yours,


                                        ----------------------------------------
                                        Signature

                                        By:
                                             -----------------------------------
                                             (Name and Title of Signatory, if
                                              Stockholder is an entity)

Accepted as of the Date Hereof:

BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS
PAINEWEBBER INCORPORATED

On behalf of each of the underwriters

By:  BT Alex. Brown Incorporated


     By:
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     Name:
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     Title:
           --------------------------------